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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Eaton Vance Corp.:

We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.3 on Forms S-8 and S-3 of Eaton Vance Corp. (the "Company") of our report dated November 25, 2002 (the report on the consolidated financial statements expressing an unqualified opinion which contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142) incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended October 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 27, 2003